EXHIBIT 1.1
                                                              -----------

                                 NEWELL CO.

                         MEDIUM-TERM NOTES, SERIES A

               U.S. $250,000,000 OF 6.35% RESET PUT SECURITIES

                               TERMS AGREEMENT

                                                             July 9, 1998

   Each of the Agents
   named on Schedule 1 hereto
   c/o  Morgan Stanley & Co. Incorporated
        1585 Broadway, 2nd Floor
        New York, New York 10036

   Ladies and Gentlemen:

        Newell Co., a Delaware corporation (the "Company"), proposes to issue and sell to each of the persons named in Schedule 1 hereto (the "Agents"), subject in all respects to the terms and conditions of the Distribution Agreement dated May 3, 1996 (the "Agreement"), U.S. $200,000,000 aggregate principal amount of its Medium-Term Notes, Series A described in the Pricing Supplement (as defined below) in the respective principal amounts set forth in the aforementioned Schedule. This agreement (this "Terms Agreement") is supplemental to the Agreement. The notes to be issued pursuant to this Terms Agreement are referred to herein as the "Notes". All terms used herein have the meanings given to them in the Agreement except as otherwise indicated.

        The following terms and conditions of the Notes are more extensively described in the Company's Pricing Supplement, dated July 10, 1998, relating to the Notes (the "Pricing Supplement"):

   Title:                             6.35% REset Put Securities
                                      ("REPS{sm}")<*>

   Trade Date:                        July 9, 1998

   Original Issue Date:               July 14, 1998

   Principal Amount:                  $250,000,000

   Price to Public:                   100% of Principal Amount



        <*>REPS is a service mark of Morgan Stanley Dean Witter & Co.

   Purchase Price:                    99.350% of Principal Amount

   Interest Rate:                     To but excluding July 15, 2008,
                                      6.35%.  From and including July 15,
                                      2008, as described in the Pricing
                                      Supplement under "ADDITIONAL
                                      TERMS - INTEREST RATE AND INTEREST
                                      PAYMENT DATES"

   Form:                              Book-Entry Only

   Interest Payment Dates:            January 15 and July 15 of each
                                      year, commencing January 15, 1999

   Maturity Date:                     July 15, 2028, subject to the Call
                                      Option and Put Option referred to
                                      below

   Callholder:                        The Company or its assignee.
                                      Pursuant to a Securities Purchase
                                      Option Agreement, the Company will
                                      assign all its rights as Callholder
                                      to Morgan Stanley & Co.
                                      International Limited

   Notes Call Option:                 The Call Option set forth in the
                                      Notes.  The Notes may be called by
                                      the Callholder prior to the
                                      Maturity Date, as described in the
                                      Pricing Supplement under
                                      "ADDITIONAL TERMS - CALL OPTION;
                                      PUT OPTION"

   Repayment/Put Option:              The Notes are to be subject to
                                      repayment by the Company prior to
                                      the Maturity Date, pursuant to the
                                      Put Option described in the Pricing
                                      Supplement under "ADDITIONAL
                                      TERMS - CALL OPTION; PUT OPTION"

   Purchase Date and Time:            10:00 a.m., New York time, on
                                      July 14, 1998

   Place for Delivery of Notes and    New York, New York
   Payment Therefor:

   Method of Payment:                 Wire transfer of immediately
                                      available funds to:

                                      The Chase Manhattan Bank
                                      New York, New York
                                      ABA No.: 021-000-021
                                      Account No.: 910-2-504074
                                      Account Name: Newell Co.

   Address for notices:               c/o Morgan Stanley & Co.
                                      Incorporated
                                      1585 Broadway, 2nd Floor
                                      New York, NY 10036

   Period during which additional debt securities may not be sold pursuant to Section 4(k) of the Agreement: From the date hereof through and including the Purchase Date.

        1. On the terms and subject to the conditions of the Agreement and this Terms Agreement, the Company hereby agrees to issue the Notes, and each of the Agents agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.350% of principal amount of the Notes, plus accrued interest, if any, from and including July 14, 1998 (the "Purchase Price"), the entire principal amount of Notes. Each of the Agents further agrees, severally and not jointly, promptly to reimburse the Company for certain of its expenses in connection with issuance of the Notes such reimbursement to be in an amount equal to .025% of the principal amount of the Notes purchased by such Agent hereunder.

        2. As a condition precedent to each Agent's obligation to consummate the transaction referred to above, each Agent shall have received the following: (1) a letter from Schiff Hardin & Waite, counsel for the Company, as to such legal matters as such Agent shall reasonably request; (2) a certificate of the Company dated as of the Trade Date to the effect set forth in Section 5(b) of the Agreement; and (3) a comfort letter from Arthur Andersen LLP as to such matters as such Agent shall reasonably request.

        3. This Terms Agreement is subject to termination by the Agents as set forth in Section 12(b) of the Agreement. In the event of such termination, no party shall have any liability to any other party hereto, except as provided in Sections 12(c) of the Agreement and except for any direct liability arising before or in relation to such termination.

        4. If at any time when a Prospectus is required by the Act to be delivered in connection with sales of the Notes (including any sale of the Notes by the Callholder or an Agent or any of their affiliates following any exercise of the Notes Call Option), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or for the

   Company, to amend any Registration Statement or amend or supplement any Prospectus, Prospectus Supplement or Pricing Supplement in order that such Prospectus, Prospectus Supplement or Pricing Supplement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any Registration Statement or file a new registration statement or amend or supplement any Prospectus or issue a new prospectus, prospectus supplement or pricing supplement in order to comply with the requirements of the Act or the Commission's interpretations of the Act, the Company shall prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make any such Registration Statement or any such Prospectus, Prospectus Supplement or Pricing Supplement comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, and furnish to such Agents such number of copies of such amendment, supplement, prospectus or other document as they may reasonably request. In addition, the Company shall, in connection with any such sale of the applicable principal amount of Notes by an Agent or any of its affiliates following the exercise by the Callholder of its Notes Call Option in which a Prospectus is required by the Act to be delivered, (i) execute and deliver or cause to be executed and delivered legal documentation (including a purchase agreement or underwriting agreement and registration rights agreement with customary indemnities, covenants, representations and warranties, comfort letters and legal opinions) in form and substance reasonably satisfactory to such Agent, (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the Commission, and (iii) to the extent the Company and such Agent deem reasonably necessary for successful completion of the Coupon Reset Process, make available senior management of the Company for road show and one-on-one presentations.

        5. All notices to the Agents pursuant to Section 13 of the Agreement relating to the matters contemplated herein shall be sent c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 3rd Floor, New York, New York 10036, Attention: DPG, Telephone: 212-761-2566,
   Telecopy: 212-761-0580.

        6. This Agreement is a Terms Agreement referred to in the Agreement and shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

                                 Very truly yours,

                                 NEWELL CO.


                                 By:  /s/ C.R. Davenport
                                     --------------------------------
                                      Name: C.R. Davenport
                                      Title: Vice President-Treasurer

   Accepted as of the date hereof:

   MORGAN STANLEY & CO.
   INCORPORATED

   By:  /s/ Michael Fusco
       ---------------------------------
        Name:  Michael Fusco
        Title:  Vice President

   CHASE SECURITIES INC.

   By:  /s/ Ernest R.J. Zellweger, Jr.
       ---------------------------------
        Name:  Ernest R.J. Zellweger, Jr.
        Title:  Vice President

   FIRST CHICAGO CAPITAL MARKETS, INC.

   By:  /s/ Evonne W. Taylor
       ---------------------------------
        Name:  Evonne W. Taylor
        Title:  Vice President


   MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED

   By:  /s/ Lynn Alexander
       ---------------------------------
        Name:  Lynn Alexander
        Title:  Vice President

                                 SCHEDULE 1
                                 ----------



                                                PRINCIPAL AMOUNT TO BE
   AGENT                                             PURCHASED
   ----                                         ----------------------

   Morgan Stanley & Co. Incorporated                $160,000,000

   Chase Securities Inc.                              30,000,000

   First Chicago Capital Markets, Inc.                30,000,000

   Merrill Lynch, Pierce, Fenner & Smith
       Incorporated                                   30,000,000
                                                     -----------

   TOTAL                                            $250,000,000
                                                    ============